For Immediate Release:
K12 Inc. Announces Acquisition of KC Distance Learning, Inc.
U.S. leader in online learning expands offerings for schools and families domestically and internationally
Herndon, VA, July 26, 2010 — K12 Inc. (NYSE: LRN), one of the nation’s largest providers of proprietary curriculum and online school programs for students in kindergarten through high school, announced today the all-stock acquisition of KC Distance Learning, Inc. (KCDL), a privately-held, nationally-recognized provider of distance learning programs for middle and high school students, with a newly-issued class of non-voting shares having a value of $63.1 million under the terms of the Merger Agreement.
The acquisition bolsters K12’s position as a leader in K-12 online education and a premier provider of virtual school solutions. The move adds a new line of products and services to K12’s robust offerings for public and private schools, international schools, and individual consumers. Additionally, K12® significantly increases the size of its online private school offering through the acquisition of KCDL.
“K12 is excited about the acquisition of KC Distance Learning and the opportunity to deliver a greater variety of products and services to more customers,” said Ron Packard, founder and CEO of K12 Inc. “By incorporating KCDL’s offerings into K12’s portfolio of high quality products and services, we will be able to expand our online course and virtual school program offerings to provide customers with more options and greater flexibility. This will also enable us to scale at a faster rate to meet the exploding demand from families, teachers and administrators for online learning solutions, while maintaining K12’s high standards of quality and excellence. The complementary nature of KCDL’s businesses allows us to scale these new businesses and deliver the products and services in a more cost efficient manner.”
“K12 is committed to our mission of delivering a world-class education to every child by empowering families, teachers and school administrators with excellent education programs,” said Mr. Packard. “K12 will continue to leverage our vast experience and expertise on behalf of our customers and passionately work to ensure that every child reaches his or her full potential.”
KCDL, headquartered in Portland, OR, has three brands that provide quality education products and services to districts, public and private schools, and directly to families: Aventa LearningTM, The KeystoneTM School and iQ Academies®.
Aventa Learning offers an extensive catalog of engaging courses and effective instructional services for schools and school districts designed to give educators innovative online content and services to enhance their education programs. Aventa, which is accredited by the Northwest Association of Accredited Schools, has over 140 core, elective and AP® courses in grades 6-12 that provide organizations high quality and cost-effective online learning solutions, from credit recovery courses to full-scale virtual school programs.
The Keystone School is a leading online private school for middle school and high school students. The school, also accredited by the Northwest Association of Accredited Schools, was established in 1974 and has served over 250,000 students from 84 countries in its history. It provides a flexible learning experience for full-time and part-time students and offers a wide range of courses supported by experienced, certified teachers.

iQ Academies operates statewide online public schools in partnership with school districts or public charter schools to serve the education needs of middle and high school students. iQ Academies are offered in six states: Kansas, Minnesota, Nevada, Texas, Washington, and Wisconsin.
In fiscal year 2009 (FY 2009), KCDL’s combined education channels delivered an estimated 176,000 course enrollments to 67,000 students in over 1,800 schools and organizations.
“In joining forces, K12 and KCDL will provide students, families, and educators with even greater access to high quality online education solutions,” said Caprice Young, CEO of KCDL. “It expands our ability to support the highly customized solutions educators require to create hybrid learning environments tailored to the individual needs of students.”
Financial Highlights of the KC Distance Learning Acquisition:
The KC Distance Learning product offering augments K12’s online learning offerings and will allow the Company to reach and meet the needs of a broader group of students, teachers and school administrators. The acquisition provides the opportunity to realize cost efficiencies and greater revenues. As a result, the acquisition is expected to enhance the Company’s growth over time. Giving effect to certain transaction and transition related expenses, the transaction is expected to be slightly dilutive on earnings per share in FY 2011 and accretive on earnings per share by FY 2012. K12 is on a June 30 Fiscal Year.
Unaudited Financial Results of KC Distance Learning:
The following financial results are unaudited. For the three months ending March 31, 2010, KCDL reported revenues of $8.9 million, reflecting a growth rate of 23.0% over the same period in the prior year. For calendar year 2009, KCDL reported revenues of $34.7 million, reflecting a growth rate of 47.1% over the prior year.
The transaction closed on July 23, 2010. Further disclosures including audited calendar year 2009 financial statements and pro forma financial statements will be included in K12’s future 8-K filings with the SEC.
Terms of the KC Distance Learning Acquisition:
As consideration in the transaction, K12 issued a total of 2.75 million shares of a new series of stock designated as the Series A Special Stock to the prior owner of KCDL, KCDL Holdings LLC, which is an affiliate of Learning Group LLC. The holders of the Series A shares initially have no voting rights and no rights of conversion. However, K12 has agreed to hold a meeting of stockholders to obtain the approval of K12’s stockholders for voting rights and rights of conversion of the Series A shares. After stockholder approval of the voting rights and rights of conversion of the Series A shares, the holders of Series A shares will be entitled to vote on all matters presented to the holders of K12 common stock (other than for the election and removal of directors, on which the holders of Series A shares shall have no vote) and the Series A shares shall be convertible into an equal number of shares of K12 common stock. Holders of the Series A shares have a par value liquidation preference and are entitled to participate on a pro rata basis in all dividends and distributions made to holders of the K12 common stock. In the event that the K12 stockholders do not approve the voting rights and rights of conversion of the Series A shares by the first anniversary of the closing of the acquisition, the Series A shares will be redeemable at the option of the holder or K12 at a price per share of the greater of $22.95 or the price per share of the K12 common stock at the date of redemption.
K12 expects to convene a special meeting of the K12 stockholders in the Fall 2010 to consider the approval of the voting rights and rights of conversion of the Series A shares. K12 has entered into a voting agreement with Learning Group LLC and certain of its affiliates pursuant to which they have agreed to vote their shares of K12 common stock equal to approximately 17.2% of the outstanding shares in favor of the approval of the voting rights and rights of conversion of the Series A shares.

As a part of the transaction, KCDL Holdings LLC and certain of its affiliates that are stockholders of K12 entered into a stockholders agreement pursuant to which they have agreed to be bound by transfer restrictions on their shares of stock of K12 (including the newly-issued Series A shares) for a term of up to one year from the date of the closing of the acquisition and agreed to other restrictions regarding their shares and activities.
Advisors to K12 in the Acquisition:
In evaluating the transaction, among other information, the K12 Board of Directors received an opinion from its financial advisor, Duff & Phelps LLC, that the consideration paid in the acquisition was fair from a financial point of view to K12 and its stockholders (other than Learning Group LLC and its affiliates) as of the date of the opinion. Kirkland & Ellis LLP served as legal counsel to K12.
About K12 Inc.:
K12 Inc. (NYSE: LRN), a technology-based education company, is the nation’s largest provider of proprietary curriculum and online education programs for students in kindergarten through high school. K12 provides its innovative, award-winning curriculum and academic services to online public and private schools, traditional classrooms, blended school programs, and directly to families.
In partnership with school district and charter schools, K12 operates online public schools in 25 states and the District of Columbia. K12 also operates the K12 International AcademyTM, an accredited, diploma-granting online private school serving students worldwide.
K12 has provided over 1.5 million courses to more than 150,000 students worldwide, and has received numerous awards and honors for academic achievement and innovation. Over 95 percent of parents surveyed are satisfied with the K12 program and agree that their children have benefited academically with K12.
K12 provides courses in English/Language Arts, Math, Science, History, Music, and Art. The K12 High School program offers students a catalog of more than 130 core, elective, and AP® courses. K12’s powerspeaK12® world language program provides courses for students in grades 3-12 in Spanish, French, German, Latin, and Chinese.
More information can be found at www.K12.com.
Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the reduction of per pupil funding amounts at the schools we serve; reputation harm resulting from poor performance or misconduct of other virtual school operators; challenges from virtual public school opponents; failure of the schools we serve to comply with regulations resulting in a loss of funding; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to renew existing contracts with schools; KCDL’s businesses and the acquisition, the timing of the meeting of stockholders to approve the voting rights and rights of conversion of the Series A Special Stock; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the ability to realize the expected synergies resulting for the transaction in the amounts or in the timeframe anticipated; the ability to integrate KCDL’s businesses into those of K12 in a timely and cost-efficient manner; increased competition; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of July 26, 2010, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations except as required by law.
Additional Information and Where to Find It:
K12 plans to file with the Securities and Exchange Commission and mail to its stockholders a proxy statement in connection with the proposed approval of voting rights and rights of conversion of the Series A Special Stock by the holders of the outstanding shares of K12 common stock. The proxy statement will contain important information about the acquisition of KC Distance Learning, Inc. and the Series A Special Stock and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by K12 through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement when it becomes available from K12 by contacting Investor Relations by telephone at (703) 483-7000, by mail at K12 Inc., Investor Relations, 2300 Corporate Park Drive, Herndon, Virginia 20171, or by going to K12’s Investor Relations page at www.k12.com.
Participants in Solicitation:
K12 and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of K12 in connection with the solicitation of the proposed approval of voting rights and rights of conversion of the Series A Special Stock. Information regarding the interests of these directors and executive officers will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in K12’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on October 19, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov and from K12 by contacting Investor Relations by telephone at (703) 483-7000, by mail at K12 Inc., Investor Relations, 2300 Corporate Park Drive, Herndon, Virginia 20171, or by going to K12’s Investor Relations page at www.k12.com.
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© 2010 K12 Inc. K12, powerspeaK12 and iQ Academies are registered trademarks, and the K12 logo, Aventa Learning, Keystone and K12 International Academy are trademarks of K12 Inc. or its subsidiaries. All other trademarks are the property of their respective owners.
Contacts:
Keith Haas
SVP, Finance and Investor Relations
703-483-7077
khaas@K12.com
Jeff Kwitowski
VP, Public Affairs
703-483-7281
jkwitowski@K12.com